UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2006

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254 (Commission File Number)	11-2682486 (IRS Employer Identification No.)

One Merrick Avenue, Westbury, New York, 11590
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On August 1, 2006, upon recommendation of the Compensation Committee, the Board of Directors of Lifetime Brands, Inc. approved changes to the compensation offered to independent board members, effective July 1, 2006. The changes are summarized below:

	Effective July 1, 2006	Prior to change
Board of Director Annual Retainer:
Cash	$25,000	$25,000
Restricted Common Stock	20,000	10,000

Total	$45,000	$35,000
Annual Retainer for Committee Chairs:
Audit Committee	$20,000	$15,000
Compensation Committee	5,000	5,000
Governance Committee	5,000	5,000
Annual Retainer for Committee members	$ 2,000	$ 2,000
Fees for each meeting attended:
Board of Director meetings	$ 2,000	$ 2,000
Committee meetings	500	500

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc. By: /s/ Robert McNally Robert McNally Vice President of Finance and Chief Financial Officer

Date: August 16, 2006